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November 26, 1997


                      CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated November 26, 1997 relating to the financial statements of Holding BF, S.A. which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Befec - Price Waterhouse
Lyon, France

/s/ Olivier Auscher
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Olivier Auscher